UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	December 9, 2004

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On December 9, 2004, the Human Resources Committee ("Committee") of the Board of Directors of Harley-Davidson, Inc. (the "Company") established bonus criteria for 2005 for four executive officers under the Company's Amended Corporate Short Term Incentive Plan. Bonus awards for 2005 will be based on earnings per share.

        The Committee also established bonus criteria for 2005 for six executive officers and approximately 8,370 other employees under a short term incentive plan for Harley Davidson Motor Company, which is comprised of Harley-Davidson Motor Company Operations, Inc., Harley-Davidson Motor Company Group, Inc. and Harley-Davidson Motor Company, Inc. Bonus awards for 2005 will be based on quality measures and the growth rate of earnings before interest and taxes.

        Finally, the Committee established bonus criteria for 2005 for one executive officer and approximately 50 other employees under a short term incentive plan for Harley-Davidson Financial Services, Inc. Bonus awards for 2005 will be based on the growth rate of operating income (excluding any extraordinary items) and rate of return on equity.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: December 15, 2004	By:	/s/ Gail A. Lione
Gail A. Lione Vice President, General Counsel and Secretary

3